As filed with the Securities and Exchange Commission on February 13, 2026
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Otis Worldwide Corporation
(Exact name of Registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	83-3789412 (I.R.S. Employer Identification No.)

One Carrier Place
Farmington, Connecticut 06032
(860) 674-3000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Nora LaFreniere
Executive Vice President & General Counsel
Otis Worldwide Corporation
One Carrier Place
Farmington, Connecticut 06032
(860) 674-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With copies to:
Joshua R. Cammaker
Victor Goldfeld
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
(212) 403-1000 (Telephone)
(212) 403-2000 (Facsimile)
Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the U.S. Securities Exchange Act of 1934.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PROSPECTUS

OTIS WORLDWIDE CORPORATION
2020 LONG-TERM INCENTIVE PLAN
The 251,914 shares of common stock of Otis Worldwide Corporation, a Delaware corporation (“Otis,” “we,” “us,” “our” or the “Registrant”) covered by this prospectus may be acquired by participants in the Otis Worldwide Corporation 2020 Long-Term Incentive Plan (the “Plan”) upon settlement on or after the date of this prospectus of certain equity-based awards (collectively referred to as “awards”) issued pursuant to the Plan. All awards are subject to the terms of the Plan and the applicable schedule of terms. Any proceeds received by the Registrant from the exercise of stock options covered by the Plan will be used for general corporate purposes.
The Registrant’s common stock is listed on the New York Stock Exchange under the symbol “OTIS.”
In reviewing this prospectus, you should carefully consider the matters described under the caption “Risk Factors” beginning on page 5.
Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
Prospectus dated February 13, 2026.

i

ABOUT OTIS WORLDWIDE CORPORATION
Otis Worldwide Corporation (“Otis”) is the world’s leading elevator and escalator manufacturing, installation, service and modernization company. Our operations are organized into two segments: New Equipment and Service. The New Equipment segment designs, manufactures, sells and installs a wide range of passenger and freight elevators, as well as escalators and moving walkways for residential and commercial buildings and infrastructure projects. The Service segment provides maintenance and repair services for both our own products and those of other manufacturers and provide modernization services to upgrade elevators and escalators.
Otis (New York Stock Exchange: OTIS) is a Delaware corporation and was incorporated on March 1, 2019 in connection with the separation and distribution (“Separation”) of each of Otis and Carrier Global Corporation (“Carrier”) from United Technologies Corporation, subsequently renamed Raytheon Technologies Corporation (“UTC” or “RTX,” as applicable) into separate independent publicly-traded companies. On April 3, 2020, Otis became an independent publicly-traded company through a pro-rata distribution of 0.5 shares of Common Stock for every share of UTC common stock held at the close of business on the record date of March 19, 2020 (the “Distribution”).
The Registrant’s principal executive offices are located at One Carrier Place, Farmington, Connecticut 06032, and its telephone number at that location is (860) 674-3000.
WHERE YOU CAN FIND MORE INFORMATION
The Registrant files annual, quarterly, and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy and information statements and other materials that are filed through the Commission’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) System or any successor thereto. This website can currently be accessed at www.sec.gov. You can find information we have filed with the SEC by reference to file number 001-39221. Such documents, reports and information are also available on our website: www.otis.com. Information on our website does not constitute part of, and is not incorporated by reference in, this prospectus or any accompanying prospectus supplement.
This prospectus is part of a registration statement on Form S-3 that the Registrant has filed with the SEC relating to the common stock being offered pursuant to this prospectus. As permitted by SEC rules, this prospectus does not contain all of the information that the Registrant has included in the registration statement and the accompanying exhibits and schedules that the Registrant filed with the SEC. You may refer to the registration statement, exhibits and schedules for more information about the Registrant and the securities. The registration statement, exhibits and schedules are available at the SEC’s Internet site.
The SEC allows issuers to “incorporate by reference” the information filed with it, which means that the Registrant can disclose important information to you by referring you to those documents. The information that the Registrant incorporates by reference is an important part of this prospectus, and later information that the Registrant files with the SEC will automatically update and supersede this information. The Registrant incorporates by reference the documents listed below and any future filings the Registrant makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than any such documents or portions thereof that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein, including any exhibits included with such Items, until the termination of this offering. The following documents are incorporated herein by reference:
1.	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025;
2.
The information in the Registrant’s Definitive Proxy Statement on Schedule 14A for its Annual Meeting of Shareholders that is incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024;

3.	The Registrant’s Current Report on Form 8-K filed on January 20, 2026 (other than the portions of those documents not deemed to be filed); and
4.
The description of the Registrant’s common stock contained in Exhibit 4.10 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and any other amendments and reports filed for the purpose of updating such description.

The Registrant will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any document incorporated by reference into this prospectus, other than exhibits to any such document not specifically described above, by oral request or by written request at the following address:
Otis Worldwide Corporation
Investor Relations
One Carrier Place
Farmington, Connecticut 06032
(860) 674-3000
You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement hereto. The Registrant has not authorized any person, including any salesperson or broker, to provide information other than that provided in this prospectus and in any supplement hereto. The Registrant has not authorized anyone to provide you with different information. The Registrant is not making an offer of the securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus and in any supplement hereto is accurate only as of the date on its cover page and that any information incorporated herein by reference is accurate only as of the date of the document incorporated by reference.

CAUTIONARY NOTE CONCERNING FACTORS THAT MAY AFFECT FUTURE RESULTS
This prospectus and other materials Otis has filed or will file with the SEC contain or incorporate by reference statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” under the securities laws. From time to time, oral or written forward-looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide management’s current expectations or plans for Otis’ future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “expectations,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “outlook,” “medium-term,” “near-term,” “confident,” “goals” and other words of similar meaning in connection with a discussion of future operating or financial performance. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, dividends, share repurchases, tax rates, R&D spend, restructuring or transformation actions (including UpLift and related reorganization and outsourcing activities and such actions with respect to our business in China), credit ratings, net indebtedness and other measures of financial performance or potential future plans, strategies or transactions, or statements that relate to climate change and our intent to achieve certain sustainability targets or other corporate responsibility initiatives, including operational impacts and costs associated therewith, and other statements that are not historical facts. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For those statements, Otis claims the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Such risks, uncertainties and other factors include, without limitation:
•
the effect of economic conditions in the industries and markets in which Otis and its businesses operate and any changes therein, including financial market conditions, fluctuations in commodity prices and other inflationary pressures, interest rates and foreign currency exchange rates, levels of end market demand in construction, pandemic health issues, natural disasters, whether as a result of climate change or otherwise, and the financial condition of Otis’ customers and suppliers;

•
the effect of changes in political conditions in the U.S. and in other countries in which Otis and its businesses operate, including tensions between the U.S. and China and geopolitical conflicts, including the ongoing conflict between Russia and Ukraine and instability in the Middle East, on general market conditions, commodity costs, global trade policies and related sanctions, export controls and tariffs, and currency exchange rates in the near term and beyond;

•	challenges in the development, production, delivery, support, employee adoption, performance and realization of the anticipated benefits of advanced technologies and new products and services;
•	future levels of indebtedness, capital spending and research and development spending;
•	future availability of credit and factors that may affect such availability or costs thereof, including credit market conditions and Otis’ capital structure;
•
the timing and scope of future repurchases of Common Stock, which may be suspended at any time due to various factors, including market conditions and the level of other investing activities and uses of cash;

•
fluctuations in prices and delays and disruptions in delivery of materials and services from suppliers, whether as a result of changes in general economic conditions, geopolitical conflicts or otherwise;

•
cost reduction or containment actions, restructuring or transformation costs and related savings and other consequences thereof, including with respect to UpLift and our China business and related impacts of reorganization, change management and outsourcing activities, as applicable;

•	new business and investment opportunities and the realization of anticipated benefits, including meeting customer expectations and maintaining our competitiveness;
•	the outcome of legal proceedings, investigations and other contingencies;
•	pension plan assumptions and future contributions;

•
the impact of the negotiation of collective bargaining agreements and labor disputes, labor actions, including strikes or work stoppages, and labor inflation in the markets in which Otis and its businesses operate globally;

•	the effect of changes in laws, regulations and enforcement priorities in the U.S. and other countries in which Otis and its businesses operate;
•	the ability of Otis to retain and hire key personnel;
•
the scope, nature, impact or timing of acquisition and divestiture activity, the integration of acquired businesses into existing businesses and realization of synergies and opportunities for growth and innovation and incurrence of related costs;

•
the determination by the Internal Revenue Service (the “IRS”) and other tax authorities that the distribution or certain related transactions in connection with the Separation should be treated as taxable transactions; and

•	our obligations and disputes that have or may hereafter arise under the agreements we entered into with RTX and Carrier in connection with the Separation.
The above list of factors is not exhaustive or necessarily in order of importance. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see the discussions under “Risk Factors.” Any forward-looking statement speaks only as of the date on which it is made, and Otis assumes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. Additional information as to factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements is disclosed from time to time in Otis’ other filings with the SEC.

RISK FACTORS
Investing in the offered securities involves risks. Before deciding to invest in our securities, you should carefully consider any specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement, under the caption “Risk Factors” included in the Annual Report on Form 10-K for the year ended December 31, 2025 and under the caption “Risk Factors” in any of the Registrant’s subsequent annual reports on Form 10-K and quarterly reports on Form 10-Q incorporated by reference in this prospectus, before making an investment decision. For more information, see “Where You Can Find More Information.” The Registrant cannot assure you of a profit or protect you against a loss on the shares of common stock that you acquire under the Plan.

USE OF PROCEEDS
Any proceeds that the Registrant receives from the exercise of stock options issued under the Plan will be used for general corporate purposes. These proceeds represent the exercise prices for the stock options issued under the Plan.
PLAN OF DISTRIBUTION
In connection with the Separation and Distribution, outstanding awards granted under UTC’s equity compensation programs were converted into adjusted awards composed of UTC common shares and/or the Registrant’s common stock and/or the common stock of Carrier Global Corporation (“Carrier”), as described under the heading “Description of Award Adjustments.” The portion of each adjusted UTC award that was based on the Registrant’s common stock was granted by the Registrant under the Plan, in accordance with the terms of the employee matters agreement that the Registrant entered into with UTC and Carrier in connection with the Separation and Distribution (the “Employee Matters Agreement”). The registration statement of which this prospectus forms a part only covers awards that were granted under the Plan to former employees of UTC and its subsidiaries who did not become employees of the Registrant at the time of the Distribution, and any such individuals’ donees, pledgees, permitted transferees, assignees, successors and others who come to hold any such awards. The registration statement does not cover any shares of the Registrant’s common stock issued pursuant to the awards that were granted to any individual who, upon completion of the Distribution, was employed by or served on the board of directors of UTC, the Registrant or Carrier or any other awards that the Registrant has granted under the Plan after the Distribution or may grant under the Plan in the future.

DESCRIPTION OF AWARD ADJUSTMENTS
UTC equity-based compensation awards outstanding as of the date of the Separation and Distribution were adjusted as described below.
Vested Stock Appreciation Right Awards
As of the Separation and Distribution date, each outstanding and vested UTC stock appreciation right (“SAR”) award was converted into a SAR award relating to shares of UTC common stock, a SAR award relating to shares of Carrier common stock, and a SAR award relating to shares of Otis common stock. The number of shares subject to each SAR award and the exercise price of each SAR award were adjusted in a manner intended to preserve the aggregate intrinsic value of the original UTC SAR award immediately after the Separation and Distribution when compared to the aggregate intrinsic value immediately prior to the Separation and Distribution (in each case, as calculated based on the applicable stock price measurements specified in the Employee Matters Agreement), subject to rounding. Each adjusted SAR award is subject to the same terms, post-termination exercise rules and other restrictions that applied to the original UTC SAR award immediately before the Separation and Distribution.
Vested Stock Option Awards
As of the Separation and Distribution date, each outstanding and vested UTC stock option award was converted into a stock option award denominated in shares of UTC common stock, a stock option award denominated in shares of Carrier common stock and a stock option award denominated in shares of Otis common stock. The number of shares subject to each option award and the exercise price of each option award were adjusted in a manner intended to preserve the aggregate intrinsic value of the original UTC stock option award immediately after the Separation and Distribution when compared to the aggregate intrinsic value immediately prior to the Separation and Distribution (in each case, as calculated based on the applicable stock price measurements specified in the Employee Matters Agreement), subject to rounding. Each adjusted stock option award is subject to the same terms, post-termination exercise rules and other restrictions that applied to the original UTC stock option award immediately before the Separation and Distribution.

LEGAL MATTERS
Susan Brown Grady, Esq., Senior Vice President, Corporate Secretary of the Registrant will pass upon the validity of the common stock on behalf of the Registrant.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance of Distribution
The following table sets forth the costs and expenses payable by the Registrant in connection with the issuance of the securities being registered. All amounts are estimates except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$0(1)
Legal fees and expenses	65,000.00
Accounting fees and expenses	30,000.00
Printing expenses	5,000.00
Total	$100,000.00

(1)
In accordance with Rule 415(a)(6) under the Securities Act, the filing fee previously paid in connection with the approximately 251,914 unsold common shares under a prior registration statement will continue to be applied to such unsold common shares which are being carried forward to this Registration Statement. Please see the registration fee table contained in Exhibit 107.1 to this prospectus for more information.

Item 15. Indemnification of Directors and Officers
Section 5.1 of the Registrant’s amended and restated bylaws requires the Registrant to indemnify and hold harmless, to the full extent permitted from time to time under the General Corporation Law of the State of Delaware (the “DGCL”), each person who is made or threatened to be made a party to (or, in the case of directors and officers, otherwise involved in) any threatened, pending or completed action, suit, arbitration, alternative dispute resolution procedure, legislative hearing or inquiry or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, employee or officer of the Registrant. Such indemnification will cover all expenses, liabilities and losses reasonably incurred by such individuals.
Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.
Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Subsection (d) of Section 145 of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by the majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the shareowners.
Section 145 of the DGCL further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith and that such expenses may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL; that any indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.
As authorized by the Registrant’s amended and restated bylaws, the Registrant may purchase and maintain at its expense on behalf of directors and officers insurance, within certain limits, covering liabilities which may be incurred by them in such capacities.
To the fullest extent permitted by the DGCL, the Registrant’s amended and restated certificate of incorporation provides that a director of the Registrant shall not be personally liable to the Registrant or its shareowners for monetary damages for breach of fiduciary duty as a director.
Item 16. Exhibits

Exhibit Number	Exhibit Description
2.1
Separation and Distribution Agreement, dated as of April 2, 2020, by and among United Technologies Corporation, Otis Worldwide Corporation and Carrier Global Corporation, incorporated by reference to Exhibit 2.1 of the Otis’ Current Report on Form 8-K (Commission file number 001-39221) filed with the SEC on April 3, 2020.

3.1(A)	Certificate of Amendment incorporated by reference to Exhibit 3.1(A) of Otis’ Current Report on Form 8-K on April 3, 2020.

3.1(B)	Amended and Restated Certificate of Incorporation of Otis Worldwide Corporation incorporated by reference to Exhibit 3.1(B) of Otis’ Current Report on Form 8-K on April 3, 2020.

3.2	Amended and Restated By-Laws of Otis Worldwide Corporation incorporated by reference to Exhibit 3.1 of Otis’ Current Report on Form 8-K on March 24, 2025.

5.1	Opinion of Susan Brown Grady, Esq., Senior Vice President, Corporate Secretary of the Registrant.

10.1	Employee Matters Agreement, dated as of April 2, 2020, by and among United Technologies

Exhibit Number	Exhibit Description

Corporation, Otis Worldwide Corporation and Carrier Global Corporation incorporated by reference to Exhibit 10.3 of Otis’ Current Report on Form 8-K (Commission file number 001-39221) filed with the SEC on April 3, 2020.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Susan Brown Grady, Esq., Senior Vice President, Corporate Secretary of the Registrant (included in Exhibit 5.1).

24.1	Powers of Attorney (included as part of the signature pages of the Registration Statement).

107	Filing Fee Table.

Item 17. Undertakings
The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)
That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(6)
That, for purposes of determining liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Farmington, State of Connecticut, on February 13, 2026.

OTIS WORLDWIDE CORPORATION

By:	/s/ Cristina Méndez
Cristina Méndez Executive Vice President and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each director whose signature appears below constitutes and appoints JUDITH F. MARKS, CRISTINA MÉNDEZ and MICHAEL P. RYAN and each of them, his or her true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments and registration statements filed pursuant to Rule 462(b) and otherwise, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as such person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on February 13, 2026.

Signature	Title	Date

/s/ Judith F. Marks	Director, Chair, President and Chief Executive Officer (Principal Executive Officer)	February 13, 2026
Judith F. Marks

/s/ Cristina Méndez	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 13, 2026
Cristina Méndez

/s/ Michael P. Ryan	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	February 13, 2026
Michael P. Ryan

/s/ Thomas A. Bartlett	Director	February 13, 2026
Thomas A. Bartlett

/s/ Jeffrey H. Black	Director	February 13, 2026
Jeffrey H. Black

/s/ Jill C. Brannon	Director	February 13, 2026
Jill C. Brannon

/s/ Nelda J. Connors	Director	February 13, 2026
Nelda J. Connors

/s/ Kathy Hopinkah Hannan	Director	February 13, 2026
Kathy Hopinkah Hannan

Signature	Title	Date
/s/ Christopher J. Kearney	Director	February 13, 2026
Christopher J. Kearney

/s/ Judith F. Marks	Director	February 13, 2026
Judith F. Marks

/s/ Margaret M. V. Preston	Director	February 13, 2026
Margaret M. V. Preston

/s/ Shelley Stewart, Jr.	Director	February 13, 2026
Shelley Stewart, Jr.

/s/ John H. Walker	Director	February 13, 2026
John H. Walker